UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GENERAL MILLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-0274440
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Number One General Mills Boulevard

Minneapolis, Minnesota 55426

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.650% Notes due 2030	New York Stock Exchange
3.850% Notes due 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-259827

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

General Mills, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated April 18, 2024 (the “Prospectus Supplement”) to a Prospectus dated September 27, 2021 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-259827), which Registration Statement was filed with the Commission on September 27, 2021, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

4.1	Indenture, dated as of February 1, 1996, between the Registrant and U.S. Bank National Association (f/k/a First Trust of Illinois, National Association) (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed February 6, 1996 (File no. 333-00745)).

4.2	First Supplemental Indenture, dated as of May 18, 2009, between the Registrant and U.S. Bank National Association (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2009).

4.3	Officers’ Certificate and Authentication Order, dated April 23, 2024, for the 3.650% Notes due 2030 (which includes the form of Note) issued pursuant to the Indenture (incorporated herein by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed April 23, 2024).

4.4	Officers’ Certificate and Authentication Order, dated April 23, 2024, for the 3.850% Notes due 2034 (which includes the form of Note) issued pursuant to the Indenture (incorporated herein by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed April 23, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 30, 2024

GENERAL MILLS, INC.
(Registrant)

By:	/s/ Chris A. Rauschl
Name:	Chris A. Rauschl
Title:	Assistant Secretary